Exhibit 10.3

FEBRUARY 1, 2005

AGREEMENT BETWEEN:

BLUE FRONTIER VENTURES INC.
1555 E. FLAMINGO ROAD
SUITE 155
LAS VEGAS, NEVADA 89119
PHONE 604-813-6098
FAX 604-926-0915

AND:

BANNER RESOURCES INC.
3990 WARREN WAY
RENO, NEVADA 89509

BLUE FRONTIER VENTURES, INC. AND BANNER RESOURCES INC. AGREE, THAT COMMENCING IMMEDIATELY, BLUE FRONTIER WILL PROVIDE OFFICE FACILITIES (INCLUDING PHONE, FAX, BOARDROOM, COMPUTER, COPYING SERVICES, ETC) LOCATED AT SUITE 302, 2484 HAYWOOD AVENUE, WEST VANCOUVER, B.C. V7V 1Y1 ON A MONTH TO MONTH BASIS FOR:

                      $500 PER MONTH

AND:

BLUE FRONTIER VENTURES, INC. WILL PROVIDE BANNER RESOURCES INC, ON A CONSULTING CONTRACT BASIS, CORPORATE MANAGEMENT SERVICES OF JAMES H. DISHER, ON A MONTH TO MONTH BASIS FOR:

                      $1000 PER MONTH

AGREED:

BLUE FRONTIER VENTURES, INC /s/ Ian C. Hamilton Ian C. Hamilton, Secretary	BANNER RESOURCES INC. /s/ James H. Disher James H. Disher, President